Exhibit 21

Company Name	State of Organization	DBAs

Alabama Property Ventures, LLC	Alabama

American Southwest Financial Group, LLC	Arizona

Aquaterra Utilities, Inc.	Florida

Asbury Woods, LLC	Illinois

Avalon Sienna III, LLC	Illinois

Bramalea California, Inc.	California

Builders LP, Inc.	Delaware

Cambria, LLC	Illinois

Cary Woods, LLC	Illinois

CBM Management, Inc.	New Jersey

Cedar Branch Associates, LP	New Jersey

Chaparral Properties, LLC	Florida

Cherrytree II LLC	Maryland

Colonial Heritage, LLC	Virginia

Colony Escrow, Inc.	Washington

Columbia Station, LLC	Illinois

Concord at Bridlewood, LLC	Illinois

Concord at Cornerstone Lakes, LLC	Illinois

Concord at Meadowbrook, LLC	Illinois

Concord at Ravenna, LLC	Illinois

Concord at the Glen, LLC	Illinois

Concord City Centre, LLC	Illinois

ConnectionTime Holding, LLC	Delaware

ConnectionTime, LLC	Delaware

Coto de Caza, Ltd.	California

Coventry, LLC	Illinois

Darcy-Joliet, LLC	Illinois

DCA Financial, LLC	Florida

Eagle Home Mortgage Holdings, LLC	Delaware

Eagle Home Mortgage of California, Inc.	California

Eagle Home Mortgage, LLC	Delaware

Edgewater Reinsurance, Ltd.	Turks & Caicos Islands

Enclave Land, LLC	Illinois

Epperson Ranch, LLC	Florida

F&R QVI Home Investments USA, LLC	Delaware

Fidelity Guaranty and Acceptance Corp.	Delaware

Fortress Mortgage, Inc.	Delaware

Fortress Pennsylvania Realty, Inc.	Pennsylvania

Fox Ridge Associates, LLC	New Jersey

Fox-Maple Associates, LLC	New Jersey

Garco Investments, LLC	Florida

Gateway Commons, LLC	Maryland

Genesee Communities I, Inc.	Colorado

Genesee Communities II, LLC	Colorado	Fortress Genesee III, LLC

Genesee Communities III, Inc.	Colorado

Genesee Communities IV, LLC	Colorado

Genesee Communities IX, LLC	Colorado

Genesee Communities V, LLC	Colorado

Genesee Communities VI, LLC	Colorado

Genesee Communities VII, LLC	Colorado

Genesee Communities VIII, LLC	Colorado

Greystone Construction, Inc.	Arizona

Greystone Homes of Nevada, Inc.	Delaware

Greystone Homes, Inc.	Delaware

Greystone Nevada, LLC	Delaware	Lennar Homes

Greywall Club, LLC	Illinois

Haverton, LLC	Illinois

Heathcote Commons LLC	Virginia

Hidden Palms, LLC	Florida

Highland Dunes Developers, LLLP	Florida

Home Buyer’s Advantage Realty, Inc.	Texas

Home Integrity Insurance Company	Arizona

Homecraft Corporation	Texas

Homeward Development Corporation	Florida

HTC Golf Club, LLC	Delaware

Imperial Desert Holdings, Inc.	California

Imperial Desert Homes, LLC	California

Independence Legal Services, LLC	New Jersey

J. Lyons Enterprises, Inc.	New Jersey

Johns Creek Phase II, LLC	Florida

Lakelands at Easton, L.L.C.	Maryland

Landmark Homes, Inc.	North Carolina	Woodland of South Carolina, Inc.

LCD Asante, LLC	Delaware

Legends Club, LLC	Florida

Legends Golf Club, LLC	Florida

LEN—Playa Vista, LLC	Delaware

LENH I, LLC	Florida

Lennar Aircraft I, LLC	Delaware

Lennar Arizona Construction, Inc.	Arizona

Lennar Arizona, Inc.	Arizona

Lennar Associates Management Holding Company	Florida

Lennar Associates Management, LLC	Delaware

Lennar Carolinas, LLC	Delaware

Lennar Central Park, LLC	Delaware

Lennar Central Region Sweep, Inc.	Nevada

Lennar Charitable Housing Foundation	California

Lennar Chicago, Inc.	Illinois	Lennar

Lennar Colorado, LLC	Colorado	Blackstone Country Club

Lennar Communities Development, Inc.	Delaware

Lennar Communities Nevada, LLC	Nevada

Lennar Communities of Chicago L.L.C.	Illinois

Lennar Communities, Inc.	California

Lennar Construction, Inc.	Arizona

Lennar Coto Holdings, LLC	California

Lennar Developers, Inc.	Florida

Lennar Family of Builders—Alabama Limited Partnership	Delaware

Lennar Family of Builders GP, Inc.	Delaware

Lennar Family of Builders Limited Partnership	Delaware

Lennar Financial Services, LLC	Florida

Lennar Fresno, Inc.	California

Lennar Funding, LLC	Delaware

Lennar Georgia, Inc.	Georgia

Lennar Gulf Coast, LLC	Delaware

Lennar Hingham Holdings, LLC	Delaware

Lennar Hingham JV, LLC	Delaware

Lennar Homes Holding, LLC	Delaware

Lennar Homes of Arizona, Inc.	Arizona

Lennar Homes of California, Inc.	California

Lennar Homes of Texas Land and Construction, Ltd.	Texas

Lennar Homes of Texas Sales and Marketing, Ltd.	Texas	Lennar Homes

Lennar Homes of Texas

Kingswood Sales Associates

Village Builders

Houston Village Builders, Inc.

Friendswood Land Development Company

Friendswood Development Company

Bay Oaks Sales Associates

Lennar Homes of Texas, Inc.

NuHome Designs

NuHome of Texas

Lennar Homes of Texas, Inc.

Lennar Homes, LLC	Florida	Baywinds Land Trust D/B/A Club Vineyards, Dade County

Doral Park

Doral Park Joint Venture

Oak Creek North Community Association, Inc.

The Breakers at Lennar’s Pembroke Isles

Doral Park Country Club

Coco Pointe

The Point at Lennar’s Pembroke Isles

The Royal Club

The Palace, Kings Point Theatre of the Performing Arts

Club Pembroke Isles

Walnut Creek

Lennars The Palms @ Pembroke Isles

Walnut Creek Club

Lennar Century 8th Street Developers

Lennar-Century 8th Street Developers

Classic American Homes

Your Hometown Builder

Classic American Homes, Inc.

Lennar Communities, North Florida Division

Classic American

Verona Trace Club, Inc.

Copper Creek Club, Inc.

Bent Creek Club, Inc.

Lake Osborne Trailer Ranch

Tripson Estates Club, Inc.

Club Carriage Pointe

Club Tuscany Village

U.S. HOME

Club Silver Palms

Verona Trace Club, Inc.

Club Malibu Bay

Admiral Homes

Classic American Homes

Lennar Houston Land, LLC	Texas

Lennar Illinois Trading Company, LLC	Illinois

Lennar Imperial Holdings Limited Partnership	Delaware

Lennar Insurance Services, Inc.	Florida

Lennar Land Partners Sub II, Inc.	Nevada

Lennar Land Partners Sub, Inc.	Delaware

Lennar Massachusetts Properties, Inc.	Delaware

Lennar Nevada, Inc.	Nevada

Lennar New Jersey Properties, Inc.	Delaware

Lennar New York, LLC	New York

Lennar Northeast Properties LLC	New Jersey

Lennar Northeast Properties, Inc.	Nevada

Lennar Pacific Properties Management, Inc.	Delaware

Lennar Pacific Properties, Inc.	Delaware

Lennar Pacific, Inc.	Delaware

Lennar PNW, Inc.	Washington

Lennar Port Imperial South Building 10, LLC (Roseland)	New Jersey

Lennar Port Imperial South Building 12, LLC	New Jersey

Lennar Port Imperial South, LLC	Delaware

Lennar Reflections, LLC	Delaware

Lennar Renaissance, Inc.	California

Lennar Reno, LLC	Nevada	Barker-Coleman Communities

Lennar Homes

Lennar Communities

Lennar Riverside West Urban Renewal Company, L.L.C.	New Jersey

Lennar Riverside West, LLC	Delaware

Lennar Sacramento, Inc.	California

Lennar Sales Corp.	California

Lennar San Jose Holdings, Inc.	California

Lennar Seaport Partners, LLC	Delaware

Lennar Southland I, Inc.	California

Lennar Southwest Holding Corp.	Nevada

Lennar Texas Holding Company	Texas

Lennar Trading Company, LP	Texas

Lennar-Lantana Boatyard, Inc.	Florida

Lennar.Com, Inc.	Florida

Leomas Landing, LLC	Florida

LFB Engineered Systems, Inc.	California

LFS Holding Company, LLC	Delaware

LH Eastwind, LLC	Florida

LH Highway 27, LLP	Delaware

LHI Renaissance, LLC	Florida	Club Oasis

Lori Gardens Associates III, LLC	New Jersey

Lorton Station, LLC	Virginia

Madrona Village Mews, LLC	Illinois

Madrona Village, LLC	Illinois

Mid-County Utilities, Inc.	Maryland

Mission Viejo 12S Venture, LP	California

Mission Viejo Holdings, Inc.	California

MS Rialto Mission Lakes CA, LLC	Delaware

MS Rialto Heritage Todd Creek CO, LLC	Delaware

MS Rialto Colonial Heritage VA, LLC	Delaware

MS Rialto Heritage Royale FL, LLC	Delaware

MS Rialto Coberly North CA, LLC	Delaware

MS Rialto Ashe Road Development CA, LLC	Delaware

MS Rialto Lynn Annexe CA, LLC	Delaware

MS Rialto Greenbriar Stonebridge NJ, LLC	Delaware

MS Rialto Parkview Meadows CA, LLC	Delaware

MS Rialto Creekside Crossing IL, LLC	Delaware

MS Rialto Las Calinas FL, LLC	Delaware

MS Rialto Palisades NY, LLC	Delaware

MS Rialto Longboat Estates MD, LLC	Delaware

MS Rialto Creek Run NJ, LLC	Delaware

MS Rialto Creekside Crossing II IL, LLC	Delaware

Montgomery Crossings, LLC	Illinois

New Home Brokerage, Inc.	Florida

NGMC Finance Company IV, LLC	Florida

North American Advantage Insurance Services, LLC	Texas

North American Asset Development Corporation	California

North American Services, LLC	California

North American Title Alliance, LLC	Florida

North American Title Company (AZ)	Arizona

North American Title Company (FL)	Florida	North American Title company

North American Title Company (IL)	Illinois

North American Title Company (MD)	Maryland

North American Title Company (MN)	Minnesota

North American Title Company (NV)	Nevada

North American Title Company (TX)	Texas	Southwest Land Title Company

North American Title Company of Colorado	Colorado

North American Title Company, Inc. (CA)	California

North American Title Florida Alliance, LLC	Florida

North American Title Group, Inc. (FL)	Florida

North American Title Insurance Company	California

North Brook Holdings, LLC	Florida

Northbridge, LLC	Illinois

Northeastern Properties LP, Inc.	Nevada

NuHome Designs, LLC	Texas

Oak Stone, LLC	Florida

Paparone Construction Co.	New Jersey

Parc Chestnut, LLC	Illinois

Perris Green Valley Associates, a California limited partnership	California

PL Roseville Holdings, LLC	Delaware

Prestonfield, LLC	Illinois

Raintree Village II, LLC	Illinois

Raintree Village, LLC	Illinois

Rancho Summit, LLC	California

Reflections Urban Renewal Company, LLC	New Jersey

Rivendell Joint Venture	Florida

Rivenhome Corporation	Florida

Riverwalk at Waterside Island, LLC	Florida

Rutenberg Homes of Texas, Inc.	Texas

Rutenberg Homes, Inc. (Florida)	Florida

Rye Hill Company, LLC	New York

S. Florida Construction II, LLC	Florida

S. Florida Construction III, LLC	Florida

S. Florida Construction, LLC	Florida

San Felipe Indemnity Co., Ltd.	Bermuda

Santa Ana Transit Village, LLC	California

Seminole/70th, LLC	Florida

Siena at Old Orchard, LLC	Illinois

Sonoma, LLC	Illinois

Spanish Springs Development, LLC	Nevada

State Home Acceptance Corporation	Florida

Stoney Corporation	Florida

Stoneybrook Golf Club, Inc.	Florida

Stoneybrook Joint Venture	Florida

Strategic Cable Technologies, L.P.	Texas

Strategic Holdings, Inc.	Nevada	Lennar Communications Ventures

Strategic Technologies Communications of California, Inc.	California

Strategic Technologies, Inc.	Florida	Strategic Cable Technologies - Texas, Inc.

Summerfield Venture L.L.C.	Illinois

Summerwood, LLC	Maryland

Summit Enclave, LLC	Illinois

Summit Glen, LLC	Illinois

Texas-Wide General Agency, Inc.	Texas

The Courts of Indian Creek, LLC	Illinois

The Fortress Group, Inc.	Delaware

The Homeward Foundation	Texas

Trade Services Investments, Inc.	California

Two SR, L.P.	Texas

U.S. Home Corporation	Delaware	Lennar

Lennar Corporation

Patriot Homes

‘U.S. Home of Arizona Construction Co.	Arizona

U.S. Home Realty, Inc.	Texas

U.S. Home/KB North Douglas, LLC	Delaware

U.S. Insurors, Inc.	Florida

U.S.H. Los Prados, Inc.	Nevada

U.S.H. Realty, Inc.	Maryland

UAMC Asset Corp. II	Nevada

UAMC Capital, LLC	Delaware

UAMC Holding Company, LLC	Delaware

UAMC Holdings II	Nevada

Universal American Insurance Agency, Inc. (FL)	Florida

Universal American Insurance Agency, Inc. (Texas)	Texas

Universal American Mortgage Company of California	California

Universal American Mortgage Company, LLC	Florida	Universal American Mortgage Company

UAMC

USH (West Lake), Inc.	New Jersey

USH Equity Corporation	Nevada

USH Funding Corp.	Texas

USH Millennium Ventures Corp.	Florida

USH Woodbridge, Inc.	Texas

Waterleaf, LLC	Florida

WCP, LLC	South Carolina

West Van Buren, LLC	Illinois

Westchase, Inc.	Nevada

Winands Ventures, LLC	Maryland